Exhibit 3.1

EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

VIEW OPERATIONS, LLC

This limited liability company agreement (this “Agreement”) of View Operations, LLC, a Delaware limited liability company (formerly View, Inc., the “LLC”), is entered into by View TopCo, LLC, as the sole member (the “Member”), as of May 22, 2024.

The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1. Name. The name of the limited liability company is “View Operations, LLC”. The business of the LLC may be conducted under any other name that complies with applicable law as the Member may from time to time deem necessary or desirable.

2. Purpose. The LLC is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the LLC is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Principal Office. The principal office address of the LLC shall be such place as the Member may determine from time to time. The Member may establish additional offices as it deems necessary.

4. Member. The Member shall have a limited liability company interest in the LLC and the respective rights, powers, duties and obligations as provided in the Act, except, to the extent permitted by the Act, as otherwise provided herein.

5. Management. Management, control and operation of the LLC is vested exclusively in, or under the direction of, the Member. The Member may delegate the duties of managing the day-to-day business operations of the LLC to other persons in accordance with Section 6 hereto.

6. Delegation of Authority to Officers and Others.

(a) The Member may appoint individuals to act as agents or officers (each, an “Officer” and collectively, the “Officers”) of the LLC with such titles and authority as shall be delegated to such persons by the Member from time to time.

(b) Subject to the provisions of this Agreement, the Officers shall have such rights, powers, authority and responsibilities, general or specific, as may be expressly delegated to them pursuant to this Agreement or as determined from time to time by the Member pursuant to a written consent of the Member. Officers shall be subject to removal with or without cause at any time by the Member.

(c) The Member agrees that all determinations, decisions and actions made or taken by any of the Officers in accordance with the authority delegated to such Officer in this Agreement or in any written consent of the Member shall be conclusive and absolutely binding upon the LLC, the Member and its successors, assigns and personal representatives.

(d) Persons dealing with the LLC are entitled to rely conclusively upon the power and authority of the Officers as set forth in this Agreement. A certified copy of the written consent of the Member certifying that an individual is an Officer shall be conclusive evidence that such individual is an Officer, and such individual’s actions as an Officer shall be authorized and binding on the LLC.

(e) The execution of the Certificate of Formation of the Company by the person that executed such certificate is hereby approved and ratified as the actions of an authorized person of the Company for such purpose.

7. Capital Contributions.

(a) The Member shall have no obligation to make any capital contributions to the LLC, but may, in its sole discretion, make such capital contributions to the LLC as the Member may deem necessary or advisable in connection with the business of the LLC from time to time.

(b) The provisions of this Section 7 are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the LLC other than the Member (and no such creditor of the LLC shall be a third party beneficiary of this Agreement). The Member shall not have a duty or obligation to any creditor of the LLC to make any contribution to the LLC or to issue any call for capital pursuant to this Section 7.

8. Common Units. The limited liability company interest of the Member shall be divided into units designated as “Common Units”. The Member owns 1,000 common units, which represent 100% of the outstanding Common Units.

9. Distributions.

(a) The Member shall not be entitled to interest on its capital contributions to the LLC or have the right to distributions or the return of any contribution to the capital of the LLC, except for distributions in accordance with this Section 9 or upon dissolution of the LLC in accordance with Section 15. To the fullest extent permitted by law, the Member shall not be liable for the return of any such amounts. Notwithstanding any provision in this Agreement to the contrary, the LLC shall not make a distribution to the Member on account of its interest in the LLC if such distribution would violate the Act or other applicable law.

(b) Distributions shall be made either in cash or in kind to the Member at the times and in the aggregate amounts determined by the Member.

10. Assignments and Transfers of Interests. The Member may transfer all or any portion of its Common Units and any and all rights and/or obligations associated therewith. The transferee of Common Units shall be admitted to the LLC as a member of the LLC upon the effectiveness of such transfer. If the transferring Member is the sole member and transfers all of its Common Units, upon the effectiveness of such transfer, the transferee shall automatically be deemed admitted to the LLC as a substituted member of the LLC, the Member shall simultaneously be deemed to have resigned from the LLC as a member of the LLC, and the LLC shall continue without dissolution (and all applicable references herein to the “Member” shall be read as references to the transferee as the substituted member of the LLC).

11. Admission of Additional Members. One or more additional member(s) may be admitted to the LLC with the written consent of the Member. Upon admission to the LLC of any additional member(s), the members shall cause this Agreement to be amended and restated to reflect the admission of such additional member(s) and the initial capital contribution, if any, of such additional member(s), and to include such other provisions as the members may agree to reflect the change of status of the LLC from a single member limited liability company to a limited liability company with two or more members.

12. Liability of the Member. To the maximum extent permitted by applicable law, the Member shall not have any personal liability to the LLC for the breach of any express or implied duty of loyalty or duty of care.

13. Exculpation and Indemnification.

(a) Except as otherwise provided under the Act, no member, in such capacity, shall be liable for any debts, liabilities, contracts or any other obligations of the LLC, except for and only to the extent of such member’s capital contribution, and then only to the extent and under the circumstances set forth in the Act, or for any debts, liabilities, contracts or obligations of any other member. Except as otherwise provided in the Act, this Agreement or in any separate written instrument signed by the Member, no member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other member solely by reason of being a member of the LLC. Except as otherwise provided in the Act, by applicable law or expressly in this Agreement, no member shall have any fiduciary or other duty to another member with respect to the business and affairs of the LLC. No member shall have any responsibility to contribute to or in respect of the liabilities or obligations of the LLC or to return distributions made by the LLC, except as required by the Act or other applicable law.

(b) No member, manager, Officer, or any direct or indirect officer, director, affiliate stockholder, member or partner of a member (each, an “Indemnitee”), shall be liable, responsible or accountable in damages or otherwise to the LLC or any member for any act or failure to act by such Indemnitee in connection with the conduct of the business of the LLC, or by any other such Indemnitee in performing or participating in the performance of the obligations of the LLC, so long as such Indemnitee acted in the good faith belief that such action or failure to act was in the best interests, or not opposed to the best interests, of the LLC and/or its subsidiaries and such action or failure to act was not in material violation of this Agreement and did not constitute gross negligence or willful misconduct. Except as otherwise required by the Act, no person who is a member, manager or Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the LLC, whether such debt, obligation or liability arises in contract, tort or otherwise, solely by reason of being a member, manager, Officer or any combination of the foregoing.

(c) The LLC hereby acknowledges that certain Indemnitees may have certain rights to other indemnification, advancement of expenses and/or insurance (collectively, the “Other Indemnitors”). The LLC hereby agrees that it (i) is the indemnitor of first resort (i.e., its obligations to an Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (ii) shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the LLC and an Indemnitee), without regard to any rights an Indemnitee may have against the Other Indemnitors, and (iii) irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The LLC further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the LLC shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the LLC. The LLC and each Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 14.

(d) The LLC shall indemnify and hold harmless each Indemnitee to the fullest extent permitted by applicable law against losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses and amounts paid in settlement) incurred by any such Indemnitee in connection with any action, suit or proceeding to which such Indemnitee may be made a party or otherwise involved or with which it shall be threatened by reason of its being a member, manager, Officer, or any direct or indirect officer, director, affiliate stockholder or partner of a member, or while acting as (or on behalf of) a member on behalf of the LLC or in the LLC’s interest. Such attorneys’ fees and expenses shall be paid by the LLC as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such Indemnitee is not entitled to indemnification with respect thereto.

(e) The right of an Indemnitee to indemnification hereunder shall not be exclusive of any other right or remedy that a member, manager or Officer may have pursuant to applicable law or this Agreement.

(f) An Indemnitee shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the LLC by any person as to matters the Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(g) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Indemnitee, an Indemnitee acting within the scope of this Agreement shall not be liable to the LLC or to any other Indemnitee for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the LLC or any other Indemnitee. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Indemnitee.

(h) The foregoing provisions of this Section 14 shall (i) survive any termination of this Agreement, and (ii) be contract rights, and no amendment, modification, supplement, restatement or repeal of this Section 14 shall have the effect of limiting or denying any such rights with respect to actions giving rise to losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses and amounts paid in settlement) prior to any such amendment, modification, supplementation or repeal.

14. Dissolution.

(a) Subject to the occurrence of an event of dissolution pursuant to Section 15(b), the LLC shall have perpetual existence.

(b) The LLC shall dissolve, and its affairs shall be wound up, upon the written consent of the Member,

(c) In the event of dissolution, the LLC shall wind up its affairs (including the sale of the assets of the LLC) in an orderly manner, and the assets of the LLC shall be applied in the manner, and in the order of priority, set forth in the Act. As part of the winding up process, any amounts permitted to be distributed to the Member in accordance with the Act shall be distributed to the Member.

15. Amendments. Except as otherwise provided in this Agreement or in the Act, any amendments to this Agreement may be made by written consent of the Member.

16. Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

17. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and all rights and remedies shall be governed by said laws. The Member intends the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

18. No Benefit of Third Parties. Subject to Section 14(c), the provisions of this Agreement are intended only for the regulation of relations among the Member and former or prospective members of the LLC. Subject to Section 14(c), this Agreement is not intended for the benefit of any other persons.

19. Severability. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

20. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic signature. All counterparts shall be construed together and shall constitute one instrument.

21. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

SOLE MEMBER:

VIEW TOPCO , LLC

By:	/s/ Howard Lutnick
Name:	Howard Lutnick
Title:	Chairman

[Signature Page to LLC Agreement of View Operations, LLC – May 2024]

COMPANY:

VIEW OPERATIONS, LLC

By:	/s/ William Krause
Name:	William Krause
Title:	Chief Legal Officer and Secretary

[Signature Page to LLC Agreement of View Operations, LLC – May 2024]